Exhibit 99.1

SOURCE: Neptune Wellness Solutions Inc.

Neptune Announces Decision of Nasdaq Hearings Panel To Delist Common Shares

LAVAL, QUÉBEC, CANADA – March 6, 2024 – Neptune Wellness Solutions Inc. ("Neptune" or the "Company") (NASDAQ: NEPT), today announced an update on the status of its appeal against the determination of the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) to delist the Company’s common shares (“Common Shares”).

As previously disclosed, the Company had been notified by Nasdaq on November 30, 2023 that it was not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market (NASDAQ Listing Rule 5550(a)(2)), as the bid price for the Common Shares on Nasdaq closed below US$1.00 for 30 consecutive trading days and that it was not in compliance with the minimum stockholders' equity requirement (NASDAQ Listing Rule 5550(b)(1)), as the Company's stockholders' equity was below the minimum US$2.5 million required for continued listing. The Company submitted a request for a hearing to the to the Nasdaq Hearings Panel (the “Panel”) to appeal the delisting determination.

The Panel hearing took place on February 29, 2024. On March 5, the Company received a written decision of the Panel pursuant to which the Panel upheld the delisting determination and denied the Company’s requests for additional time to rectify the deficiencies. The Company has the right to request a review of the Panel Decision from the Nasdaq Listing Council within 15 days from the date of the Panel Decision.

The trading of the Company’s Common Shares on Nasdaq will be suspended as of the opening of business on March 7, 2024. The Company is seeking to have its Common Shares quoted on the OTCQB® Venture Market of the OTCMarkets.

About Neptune Wellness Solutions Inc.

Neptune is a consumer-packaged goods company that aims to innovate health and wellness products. Founded in 1998 and headquartered in Laval, Quebec with a United States headquarters in Jupiter, Florida, the company focuses on developing a portfolio of high-quality, affordable consumer products that align with the latest market trends for natural, sustainable, plant-based and purpose-driven lifestyle brands. The company's products are available in more than 29,000 retail locations and include well-known organic food and beverage brands such as Sprout Organics, Nosh, and Nurturme, as well as nutraceuticals brands like Biodroga and Forest Remedies. With its efficient and adaptable manufacturing and supply chain infrastructure, the company can quickly respond to consumer demand, and introduce new products through retail partners and e-commerce channels. Please visit neptunewellness.com for more details.

Disclaimer – Safe Harbor Forward–Looking Statements

Statements in this news release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of applicable securities laws. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of Neptune to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief”, “expects”, “intends”, “projects”, “anticipates”, “will”, “should” or “plans” to be uncertain and forward-looking. Forward-looking statements relate to future events or future performance and reflect management’s expectations or beliefs regarding future events including, but not limited to, statements with respect to the listing and timing of listing of the Company’s common shares on the OTCQB® Venture Market of the OTCMarkets. Although the Company believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking statements and information included in this news release are made as of the date of this news release and the Company does not undertake an obligation to publicly update such forward-looking information or forward-looking information to reflect new information, subsequent events or otherwise unless required by applicable securities laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The forward-looking statements contained in this news release are expressly qualified in their entirety by this cautionary statement and the “Cautionary Note Regarding Forward-Looking Information” section contained in Neptune’s latest Annual Report on Form 10-K and its subsequent filings, which are available on EDGAR at www.sec.gov/edgar.shtml. All forward-looking statements in this news release are made as of the date of this news release. Neptune does not undertake to update any such forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Going Concern

As of the date this press release, there is minimal cash balance at the Company. The Company requires funding in the very near term in order to continue its operations and is considering all strategic alternatives that may be available, including debt financing and asset divestitures, in order to generate cash to fund operations. The Company’s lack of cash resources and current share price may adversely affect its ability to raise new capital, maintain its NASDAQ listing and execute its business strategy. If the Company is unable to obtain funding in the near term, it may have to cease operations and liquidate its assets. These conditions cast substantial doubt about the Company's ability to continue as a going concern.

Media Contacts:

media@neptunecorp.com